Bierwolf, Nilson & Associates
A Partnership of        Certified Public Accountants
Professional              1453 South Major Street    Nephi J. Bierwolf, CPA
Corporations             Salt Lake City, Utah 84115        Troy Nilson, CPA
___________________________________________________________________________


                  Consent of Bierwolf, Nilson & Associates
                            Independent Auditors




We have issued our report dated August 21, 2003, on the financial statements of Metal Mines, Inc., for the period ended August 15, 2003 and the year ended December 31, 2002 and accumulated from inception to August 15, 2003, and hereby consent to the incorporation by reference to such report in a Registration Statement on Form 10-SB.



Salt Lake City, Utah               /S/ Bierwolf, Nilson & Associates
August 25, 2003                    -------------------------------------
                                   Bierwolf, Nilson & Associates